SECOND AMENDED AND RESTATED
                           ---------------------------

                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------

                                       OF
                                       --

                                    WODFI LLC
                                    ---------

                      A Delaware Limited Liability Company

         THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is executed as of the ______ day of March, 2000, by the undersigned, the sole member, to continue the Company (as defined below) under the laws of the State of Delaware for the purposes and upon the terms and conditions hereinafter set forth. The Company, the Independent Directors and the Springing Members (each as defined below) join in the execution of this Agreement so as to be bound by this Agreement.

         World Omni Financial Corp., as the sole member (the "Member"), by execution of this Agreement, hereby continues the Company (as defined below) to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.), as amended from time to time, and hereby desires that this Agreement be, and hereby is, the sole governing document of the Company, superseding all prior agreements and hereby agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 1.1. Definitions. Whenever used in this Agreement the following terms shall have the meanings respectively assigned to them in this Article I unless otherwise expressly provided herein or unless the context otherwise requires:

         Act: "Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C.ss.ss. 18-101 et seq., as amended from time to time.

         Affiliate: "Affiliate" of another Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such other person.

         Agreed Value: "Agreed Value" shall mean the fair market value of Contributed Property or services rendered as agreed to by the contributing Member and the Company, using such reasonable method of valuation as they may adopt.

         Agreement: "Agreement" shall mean this Second Amended and Restated Limited Liability Company Agreement of the Company as the same may be amended or restated from time to time in accordance with its terms.

         Assignee: "Assignee" shall mean a Person who has acquired a share of the Company's profits and losses and such rights to receive distributions from the Company as are assigned to that Person, but who is not a Substitute Member.

         Bankrupt Member: "Bankrupt Member" shall mean any member (a) that (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against such Member an order for relief, in any bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation has been commenced and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and ninety
(90) days have expired without the appointment having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated. The foregoing is intended to and shall supersede and replace the events of bankruptcy described in Sections 18-304(a) and (b) of the Act.

         Bankruptcy: "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in
Section 18-101(1) and 18-304 of the Act.

         Capital Contribution: "Capital Contribution" shall mean the amount in cash contributed and the Agreed Value of other property contributed by each Member (or its predecessors in interest) to the capital of the Company for such Member's Membership Interest.

         Cash Flow: "Cash Flow" for any period shall mean operating cash flow, which shall be defined according to generally accepted accounting principles, before deduction for depreciation, cost recovery or other noncash expenses of the Company during that period.

         Code:  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         Company: "Company" shall mean WODFI LLC, the Delaware limited liability company formed pursuant to the Act and this Agreement.

         Contributed Property: "Contributed Property" shall mean each Member's interest in property or other consideration (excluding services and cash) contributed to the Company by such Member.

         Director:  "Director" has the meaning set forth in Section 7.2.

         Dispose, Disposing or Disposition: "Dispose," "Disposing" or "Disposition" shall mean a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or any act thereof.

         Independent Director: "Independent Director" shall mean a Director of the Company who shall at no time be (i) a director, officer, employee or former employee of any Affiliate, (ii) a natural person related to any director, officer, employee or former employee of any Affiliate, (iii) a holder (directly or indirectly) of any voting securities of any Affiliate, or (iv) a natural person related to a holder (directly or indirectly) of any voting securities of any Affiliate. For purposes of this definition only, "Affiliate" shall mean any entity other than the Company or any similarly organized special purpose finance subsidiary of an Affiliate (i) which owns beneficially, directly or indirectly, more than 10% of the aggregate Membership Interests of the Company, (ii) which is in control of the Company, as currently defined under ss. 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. ss. 230.405, (iii) of which 10% or more of the aggregate Membership Interests is owned beneficially, directly or indirectly, by any entity described in clause
(i) or (ii) above, or (iv) which is controlled by an entity described in clause
(i) or (ii) above, as currently defined under ss. 230.405 of the rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. ss. 230.405.

         IRS:  "IRS" shall mean the Internal Revenue Service.

         Managing Member: "Managing Member" shall mean the Member and any successor Managing Member appointed pursuant to this Agreement, each in its capacity as a managing member of the Company.

         Member: "Member" shall mean World Omni Financial Corp. in its capacity as a managing member of the Company and includes any Person admitted as an additional Member of the Company or a Substitute Member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

         Membership Interest: "Membership Interest" shall mean the limited liability company interest of a Member in the Company, including, without limitation, rights in the capital of the Company, rights to receive distributions (liquidating or otherwise) and allocations of profits and losses. The Member's Membership Interest shall be expressed as a percentage which shall equal the ratio that the value of the Capital Contributions made by such Member bears to the Capital Contributions of all members. The initial Member's initial Membership Interest shall be one hundred percent (100%).

         Person: "Person" shall have the meaning given that term in Section 18-101(12) of the Act.

         Rating Agency: "Rating Agency" shall mean any nationally recognized statistical rating origination that has been requested to rate a Securitized Financing.

         Securities: "Securities" shall include Trust Securities, Subordinated Interests, and Supplemental Certificate Facility.

         Securitized Financing: "Securitized Financing" shall mean any transaction in which Securities are issued and counsel to the Company or to any maker has issued an opinion that the Company will not be substantively consolidated with the Member in the event of bankruptcy of the Member.

         Springing Member: "Springing Member means, upon such person's admission to the Company as a member of the Company pursuant to Section 8.2, a Person acting as Springing Member, in such Person's capacity as a member of the Company. A Springing Member shall only have the rights and duties expressly set forth in this Agreement.

         Substitute Member: "Substitute Member" shall mean any Person to whom the Membership Interest in the Company has been transferred and who was not the Member immediately prior to such transfer and who has been admitted to the Company as the Member pursuant to and in accordance with the provisions of
Article IV of this Agreement.

                                   ARTICLE II

                                  ORGANIZATION
                                  ------------

         Section 2.1. Formation. The Member hereby executes this Agreement for the purpose of setting forth the rights and obligations of the Member, the Springing Member and the Independent Directors.

         Section 2.2. Name. The name of the limited liability company continued hereby is WODFI LLC.

         Section 2.3. Certificate of Formation; Foreign Qualification. Jon A. Brilliant, as an authorized person, within the meaning of the Act, caused the execution, delivery and filing of, the Certificate of Formation of the Company in the office of the Secretary of State of the State of Delaware, in accordance with the Act on July 7, 1999. Immediately following such filing, the Managing Member is hereby designated as an authorized person, with the meaning of the Act, to execute, deliver and file, or to cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware. Prior to the Company's conducting business in any jurisdiction other than the State of Delaware, the Managing Member of the Company shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managing Member, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Managing Member of the Company, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the qualification of the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         Section 2.4. No State Law Partnership; Liability to Third Parties; Federal Taxation. The Member intends that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purpose including federal and state tax purposes, and that this Agreement not be construed to suggest otherwise. The Member, on behalf of the Company, will elect for the Company to be a nonentity for federal tax purposes. Except as otherwise specifically provided in the Act, no Member shall be liable for the debts, obligations or liabilities of the Company or any other Member, including under a judgment, decree or order of a court.

                                   ARTICLE III

                PURPOSES AND POWERS, PRINCIPAL OFFICE, REGISTERED
                -------------------------------------------------

          AGENT, REGISTERED OFFICE, PERIOD OF DURATION AND MEMBER LIST
          ------------------------------------------------------------

         Section 3.1. Purposes and Powers. The Company has been formed solely for the purpose of engaging in only the following activities:

             (a) to acquire, own and hold, and to sell, transfer or pledge to the trusts described below, or otherwise dispose of, interests in loans made by World Omni Financial Corp., a Florida corporation ("WOFCO"), or any subsidiary of WOFCO, under master wholesale notes issued by dealers to WOFCO (or other extensions of credit by

         WOFCO to dealers) to finance new and used automobiles and light duty trucks ("Receivables"), and any related contracts, collateral or agreements ("Related Property");

             (b) to act as settlor or depositor of a trust (the "Trust") formed under a trust agreement, pooling and servicing agreement or other agreement to hold Receivables and Related Property;

             (c) to acquire trust certificates, notes or other securities issued by the Trust ("Trust Securities"), to enter into any other agreement providing for the authorization, issuance, sale and delivery of such Trust Securities and to take any other actions necessary to effectuate a public offering, private placement or other distribution of Trust Securities;

             (d) to enter into subscription or other agreements in the nature of a revolving loan agreement with one or more financial institutions to whom the Company may sell Securities representing fluctuating interests in the assets of the Trust described above;

             (e) to enter into and perform the Trust Agreement of the Trust, dated as of November 22, 1999, between the Company, as transferor, and Chase Manhattan Bank Delaware, as owner trustee, and the Receivables Purchase Agreement, dated as of November 22, 1999, between WOFCO and the Company;

             (f) to hold, pledge, transfer or otherwise deal with and to enjoy all of the rights and privileges of any Securities, including Securities representing subordinated or residual interests in Receivables ("Subordinated Interests");

             (g) to loan or otherwise invest proceeds from Receivables, funds received in respect of the Supplemental Certificate Facility, Securities or Subordinated Interests and any other income, as determined by the Company's Board of Directors;

             (h) to issue its own securities backed by Receivables or Trust Securities ("Direct Securities"), and to enter into any other agreement providing for the authorization, issuance, sale and delivery of such Direct Securities;

             (i) to borrow money to facilitate any activity authorized herein including, without limitation, obtaining loans from WOFCO to enable the Company to acquire Receivables and Related Property ("Master Loans");

             (j) for so long as any outstanding Securities are rated by any Rating Agency, the Company shall not issue notes or otherwise borrow money (including the Master Loans) or otherwise engage in any of the activities listed in items (d), (e), (f), (g), (h) and (i) above, unless (i) such Securities, notes or borrowings are rated by the Rating Agency the same as or higher than the rating afforded such rated Securities, or (ii) such Securities, notes or borrowings (A) are fully subordinated (and shall provide for payment only after payment in respect of all outstanding rated Securities) or are nonrecourse against any assets of the Company other than the assets pledged to secure such Securities, notes or borrowings, (B) do not constitute a claim against the Company in the event such assets are insufficient to pay such Securities, notes or borrowings, and (C) where either such Securities, notes or borrowings are secured by Subordinated Interests, are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated Securities) to such Subordinated Interests or each Rating Agency has confirmed that the issuance of such Securities, notes or borrowings will not result in the downgrade of any rated Securities; and

                  (k) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the Act that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.

         The Company is not otherwise authorized to engage in any activity except the foregoing.

         Section 3.2. Principal Office. The initial principal office of the Company is located at 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442. The principal office of the Company may be relocated from time to time by determination of the Managing Member.

         Section 3.3. Registered Office;Registered Agent. The Registered Office of the Company shall be located at: c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805 and the registered agent for service of process on the Company in the State of Delaware shall be Corporation Service Company located at such address.

         Section 3.4. Period of Duration. The term of the Company shall continue in perpetuity, unless the Company is earlier dissolved pursuant to law or the provisions of this Agreement.

                                   ARTICLE IV

                    MEMBERSHIP AND DISPOSITIONS OF INTERESTS
                    ----------------------------------------

         Section 4.1. Members. The name and the mailing address of the initial Member are as follows:

             Name                               Address
             ----                               -------

             World Omni Financial Corp.         120 NW 12th Avenue
                                                Deerfield Beach, FL 33442
                                                Attn: Corporate Treasurer

         Section 4.2. Elimination of Preemptive Rights. No Member shall be entitled as such, as a matter of right, to subscribe for or purchase interests in the Company of any class, now or hereafter authorized.

         Section 4.3. Resignation. Except as otherwise provided in this Agreement, a Member does not have the right or power to resign from the Company as a Member.

         Section 4.4. Restriction on the Disposition of the Membership Interest.
                      ---------------------------------------------------------

                  (a) Subject to compliance with all applicable provisions of this Section 4.4, any Member may Dispose of all or any part of its Membership Interest. The Person to whom such Disposition is made shall be an Assignee of such interest but shall not be a Substitute Member unless admitted as a Substitute Member in accordance with Section 4.4(b). For purposes of the second sentence of this Section 4.4(c), the term Disposition does not include the mortgage, pledge or grant of a security interest in, all or any part of the Member's Membership Interest.

                  (b) The Person to whom a Disposition is made as described in
Section 4.4(a) shall have the right to become a Substitute Member only if (i) the Member making such Disposition grants the transferee the right to be a Substitute Member (which grant (subject to the following clause (ii)) is hereby permitted) and (ii) such admission as a Substitute Member is consented to by all of the Members and, until all Securitized Financings are paid and satisfied in full, all members of the Board of Directors (as hereinafter defined), which consent may not be unreasonably withheld.

                  (c) The Company shall not recognize for any purpose any purported Disposition of all or part of the Member's Membership Interest or any right or interest appertaining thereto unless and until the Company has received a document (i) executed by both the Member effecting the Disposition and the Person acquiring such Membership Interest or part thereof, (ii) including the notice address of any Person to be admitted to the Company as a Substitute Member and such Person's agreement to be bound by this Agreement in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Membership Interest of the parties to the Disposition after the Disposition, and
(iv) containing a warranty and representation that the Disposition was made in accordance with this Agreement and all applicable laws and regulations. Each Disposition and, if applicable, admission complying with the provisions of this
Section 4.4 is effective as of the date of the document described in this
Section 4.4(c), but only if the other requirements of this Section 4.4 have been met.

          Section 4.6. Bankrupt Member. A Member shall not cease to be a Member or terminate the Member's Membership Interest in the Company as a result of becoming a Bankrupt Member and, upon the occurrence of such event, the Company shall continue without dissolution. In the event of a Bankruptcy of the Member, the Member hereby agrees to waive any right to reject this Agreement under the federal bankruptcy laws.

          Section 4.7. Dissolution. Upon the occurrence of any event that causes the Member or the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and
(ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

                                    ARTICLE V

                              CAPITAL CONTRIBUTIONS
                              ---------------------

          Section 5.1. Admission and Initial Capital Contributions. The Member has been admitted as the initial Member of the Company. The Member has contributed $1000.00, in cash, and no other property, to the Company and may contribute in the future any additional capital deemed necessary by the Managing Member, in its sole discretion, for the operation of the Company. In accordance with Section 4.4 hereof, no other Person shall be admitted as an additional member of the Company without the approval of the Member and the unanimous approvals of all members of the Board of Directors, including, without limitation, the affirmative vote of the Independent Directors.

          Section 5.2. Additional Capital; Adjustment of Membership Interests. Except as specifically set forth elsewhere in this Agreement, no Member shall be required to contribute capital to the Company in excess of such Member's initial Capital Contribution. The Membership Interests of the Members shall be adjusted to reflect (i) additional capital contributed to the Company by one or more Members, (ii) the transfer of Membership Interests, or (iii) the withdrawal of a Member. As of the time of an event specified in the immediately preceding sentence, the Membership Interest of the Members may be adjusted by the Managing Member, in its discretion, to reflect the relative Capital Accounts of the Members after giving effect to any additional capital contributed to, or amounts distributed by, the Company, as the case may be, and any appreciation or depreciation in the fair market value of the Company's property.

         Section 5.3. Return of Contributions. A Member is not entitled to demand the return of any part of its Capital Contribution or to payment of interest in respect of either its Capital Account or its Capital Contribution. Except as otherwise expressly set forth in this Agreement, neither the Company nor any Member has any obligation to return the Capital Contribution of a Member.

                                   ARTICLE VI

                           ACCOUNTING AND DISTRIBUTION
                           ---------------------------

          Section 6.1.  Books; Fiscal Year; Accounting Terms.
                        ------------------------------------

                  (a) The books of the Company shall be kept on the accrual basis and in accordance with generally accepted accounting principles consistently applied.

                  (b) The fiscal year of the Company for financial and tax reporting purposes shall end on December 31 of each year.

          Section 6.2. Distributions of Cash Flow. From time to time, the Managing Member shall determine to what extent (if any) there exists sufficient Cash Flow, after taking into account such working capital, capital expenditures and debt service reserves as it deems necessary, to permit a distribution of Cash Flow to the Members. Any such distribution shall be made to the Members proportionately in accordance with their Membership Interests and shall be subject to Section 18-607 of the Act and other applicable law.

                                   ARTICLE VII

                        MANAGEMENT, LIABILITY OF MEMBERS,
                        ---------------------------------

                          RIGHTS TO OBTAIN INFORMATION
                          ----------------------------

         Section 7.1. Managing Member. Except as otherwise specifically provided in this Agreement, the Managing Member shall have the authority to, and shall, conduct the affairs of the Company.

          Section 7.2. Board of Directors. (a) The Company shall have a Board of Managers which shall be designated as the Company's "Board of Directors" and each member of the Board of Directors shall be designated as a "Director." All Company powers shall be by or under the authority of, and the business and affairs of the Company managed under the direction of, its Board of Directors. The Board of Directors shall also have such other authority set forth in this Agreement. The Directors are not "managers" within the meaning of the Act. The Board of Directors in place prior to the execution of this Agreement shall continue as the Board of Directors of the Company. Members of the Board of Directors may be appointed and removed from time to time by the Managing Member, in its sole discretion except as provided in Section 7.2(b). The Board of Directors shall hold meetings, at such times and places to be agreed upon by a majority of the Board of Directors.

                  (b) As long as any Securitized Financing is outstanding, the Member shall cause the Company at all times to have at least two Independent Directors who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on any action set forth in Section 7.3(b). No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor shall have accepted his or her appointment as an Independent Director by executing a counterpart to this Agreement. In the event of a vacancy in the position of an Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director to replace the Independent Director ceasing to be an Independent Director. All right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this subsection, in exercising his or her rights and performing his or her duties under this Agreement, each Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware, as amended.

         Section 7.3. Action by Directors. (a) Except as set forth in Subsection
(b) of this Section, any action required by this Agreement to be taken by the Directors shall require the agreement of not less than a majority of the Directors.

                  (b) Until all Securitized Financings are paid and satisfied in full, the Company may take the following actions only with the affirmative vote of the Member and the unanimous affirmative vote of all members of the Board of Directors, including, without limitation, the affirmative vote of each of the Independent Directors, provided, however, that the Board of Directors may not vote on, or authorize the taking of any of the following actions, unless there are two Independent Directors then serving in such capacity:

                           (i)   make an assignment for the benefit of
         creditors;

                           (ii)  file a voluntary petition in bankruptcy;

                           (iii) file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                           (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding of the type described in subclauses (i) through (iii) of this Subsection (b);

                           (v)   seek, consent to, or acquiesce in the
         appointment of a trustee, receiver or liquidator of the Company or of all or any substantial part of the Company's properties;

                           (vi)  voluntarily dissolve and wind up, or
         consolidate or merge with or into another entity or sell all or substantially all of the assets of the Company; and

                           (vii) engage in any business activity not set forth in Section 3.1 of this Agreement;

                  (c) Until all Securitized Financings are paid and satisfied in full, the Company may not amend, alter or repeal the definition of Independent Director, Section 7.2, subsections (b), (c) or (d) of this Section 7.3 or
Section 11.1 without the approval of the Member and the majority vote of the full Board of Directors, including, without limitation, the affirmative votes of the Independent Directors and such additional approvals, if any, as may be required under each Securitized Financing with regard to amendment of documents or instruments with respect thereto.

                  Except as may be specifically required by applicable law, no member of the Board of Directors shall be guilty of breaching any fiduciary duty to any Member by refusing to consent to any of the listed actions in subsections
(b) or (c) of this Section 7.3.

                  (d) In the event of the insolvency of the Company and with regard to any action contemplated by subsection (b) or (c) above, no Independent Director will owe a fiduciary duty to any Person who holds a Membership Interest (except as may be specifically required by applicable law), but any fiduciary duty of such Independent Director with regard to such action shall be owed instead to the creditors of the Company. No Independent Director shall serve as a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Affiliate of the Company, any Affiliate of the Company, or a substantial part of its respective property.

          Section 7.4. Officers. (a) The Company shall also have an officer designated as the Company's president (the "President") who shall be appointed from time to time by the Managing Member. The President shall be the chief operating officer of the Company. The President of the Company is hereby delegated the power, authority and responsibility of the day-to-day management, administrative, financial and implementive acts of the Company's business. The President of the Company shall have the right and power to bind the Company and to make the final determination on questions relative to the usual and customary daily business decisions, affairs and acts of the Company. Other primary management functions of the Company shall be assigned by the Managing Member.

                  (b) The Company shall also have officers designated as vice presidents (the "Vice Presidents") who shall be appointed from time to time by the Managing Member. The Vice Presidents shall have such powers and duties as may from time to time be assigned to them by the Managing Member or the President. At the request of the President, or in the case of his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Managing Member) shall perform all the duties of the President and when so acting, shall have all the powers of the President.

                  (c) The Managing Member may appoint such other officers as it may deem advisable from time to time. Each officer of the Company shall hold office at the pleasure of the Managing Member, and the Managing Member may remove any officer at any time, with or without cause. If appointed by the Managing Member, the officers shall have the duties assigned to them by the Managing Member.

          Section 7.5.  Indemnification.
                        ---------------

                  (a) General. Except as otherwise provided in this Section 7.5 and to the fullest extent permitted by applicable law, the Company shall indemnify the Member and any Director or officer and may indemnify any employee or agent of the Company who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative and whether formal or informal) other than an action by or in the right of the Company, where such Person is a party because such Person is or was a Member, Director, officer, employee, or agent of the Company. Except as otherwise provided in this Section 7.5 and to the fullest extent permitted by applicable law, the Company shall indemnify its Member and Directors against expenses, including, attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a Director in connection with an action, suit or proceeding relating to acts or omissions of that Director regarding the items set forth in Section 7.3(b) of this Agreement.

                  (b) Permissive Indemnification. Except as otherwise provided in this Section 7.5 and to the fullest extent permitted by applicable law, the Company shall indemnify such Member, Director or officer and may indemnify such employee or agent against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding. To the fullest extent permitted by law, the Company shall indemnify such Member, Director or officer and may indemnify such employee or agent if the Person acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action or proceeding, the Person must have had no reasonable cause to believe such Person's misconduct was unlawful. Unless ordered by a court, any indemnification permitted under this Section 7.5(b) shall be made by the Company only as the Company authorizes in the specific case after (i) determining that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and (ii) evaluating the reasonableness of the expenses and of the amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the Members who are not parties or threatened to be made parties to the action, suit or proceeding or, if there is only one Member, by that Member. However, no indemnification shall be provided to any Member, Director, officer, employee, or agent of the Company for or in connection with (i) the receipt of a financial benefit to which the person is not entitled; (ii) voting for or assenting to a distribution to Members in violation of this Agreement or the Act; (iii) a knowing violation of law; or (iv) acts or omissions of such Person constituting willful misconduct or gross negligence.

                  (c) Mandatory Indemnification. To the extent that a Member, Director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of an action, suit, or proceeding described in
Section 7.5(a) or in defense of any claim, issue, or other matter in such action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including reasonable attorney fees, incurred by such person in connection with the action, suit, proceeding and any action, suit or proceeding brought to enforce such mandatory indemnification.

                  (d) The Trust will not have any obligation to make payments under this Section 7.5 until one year and one day after all outstanding rated securities issued by the Trust have been paid in full.

          Section 7.6.  Exculpation; Duties.
                        -------------------

                  (a) No Member, Director or officer of the Company shall be liable to the Company or any other Person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Director or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or officer by this Agreement, except that a Member, Director or officer shall be liable for any such loss, damage or claim incurred by reason of such Member's, Director's or officer's willful misconduct or gross negligence.

                  (b) To the extent that at law or in equity, the Managing Member or a Director, officer, employee or agent of the Company (each, an "Indemnified Person") has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, any such Indemnified Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnified Person.

                  (c) Whenever in this Agreement the Managing Member is permitted or required to make a decision (i) in its "sole discretion", or "discretion" or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Member, or (ii) in its "good faith" or under another expressed standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

                                  ARTICLE VIII

             DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY
             -------------------------------------------------------

          Section 8.1. Dissolution. The Company shall be dissolved and its affairs wound up only upon (i) the written consent of all the Members and, so long as any Securitized Financing is outstanding, all members of the Board of Directors, including, without limitation, the Independent Directors or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. The Company shall not be dissolved as a result of there no longer being any Members of the Company if the Company is continued in accordance with Section 4.7 of this Agreement and Section 18-801(a)(4) of the Act. Notwithstanding anything in this Agreement to the contrary, the Company shall not be dissolved as long as any Securitized Financing is outstanding.

          Section 8.2. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 4.4), World Omni Receivables, Inc. shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Springing Member and shall continue the Company without dissolution. Each Springing Member shall be a Member of the Company, but have no interest in the profits, losses and capital of the Company, and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Springing Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. Except as required by any mandatory provision of the Act, each Springing Member, in its capacity as Springing Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to the Company, including, without limitation, the merger, consolidation or conversion of the Company. A Springing Member, in its capacity as Springing Member, may not bind the Company. No Springing Member may resign from the Company or transfer its rights as Springing Member unless a successor Springing Member has been admitted to the Company as Springing Member by executing a counterpart to this Agreement; provided, however, the Springing Member shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. In order to implement the admission to the Company of the Springing Member, the Springing Member shall execute a counterpart to this Agreement. Prior to its admission to the Company as Springing Member, the Springing Member shall not be a member of the Company. In the event that the Springing Member dissolves or otherwise ceases to be able to act as Springing Member, the Member shall appoint a substitute Springing Member and such substitute Springing Member shall execute a counterpart to this Agreement.

          Section 8.3. Liquidation and Termination. On dissolution of the Company, the Managing Member shall appoint one or more Persons, which appointee or appointees may include itself, to act as a liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense; provided, however, that the Trust will not have any obligation to make payments under this Section 8.2 until one year and one day after all outstanding rated Securities issued by the Trust have been paid in full. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managing Member. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the liquidator to minimize any losses resulting from liquidation. The liquidator, as promptly as possible after dissolution and again after final liquidation, shall cause a proper accounting to be made by a nationally recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable, and shall apply the proceeds of liquidation as set forth in the remaining sections of this Article VIII.

          Section 8.4. Payment of Debts. The assets shall first be applied to the satisfaction of the liabilities of the Company (including any loans or advances that may have been made by Members to the Company and the expenses of liquidation); provided, however, that the Trust will not have any obligation to make payments under this Section 8.3 until one year and one day after all outstanding rated Securities issued by the Trust have been paid in full.

         Section 8.5. Remaining Distribution. The remaining assets shall then be distributed to the Member in accordance with the Member's positive capital account balances.

          Section 8.6. Reserve. Notwithstanding anything to the contrary in
Section 8.4, the liquidator may retain such amount as it deems necessary as a reserve for any contingent, conditional or unmatured liabilities or obligations of the Company, which reserve, after the passage of a reasonable period of time as determined by the liquidator, shall be distributed in accordance with this
Article VIII.

          Section 8.7. Final Accounting. Each of the Members shall be furnished with a statement prepared by the Company's certified public accountants, which shall set forth the assets and liabilities of the Company as of the date of the complete liquidation. Upon compliance by the liquidator with the foregoing distribution plan, the liquidator shall execute and cause to be filed a Certificate of Cancellation and any and all other documents necessary with respect to termination and cancellation of the Company under the Act. The existence of the Company as a separate legal entity shall continue until the cancellation of its Certificate of Formation.

                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

          Section 9.1. Authority to Amend. Subject to Section 7.3, this Agreement may only be amended with approval of the Managing Member and the majority vote of the members of the full Board of Directors and such additional approvals, if any, as may be required under each Securitized Financing with regard to amendment of documents or instruments with respect thereto. The Managing Member shall provide prior written notice of any proposed amendment to each nationally recognized statistical rating agency then rating any class of security issued in any Securitized Financing.

                                    ARTICLE X

                                POWER OF ATTORNEY
                                -----------------

          Section 10.1. Power. Each member irrevocably constitutes and appoints the Managing Member as his true and lawful attorney in his name, place and stead to make, execute, swear to, acknowledge, deliver and file:

                  (a) Any certificates or other instruments which may be required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction in which the Managing Member shall deem it advisable;

                  (b) Any documents, certificates or other instruments, including but not limited to, any and all amendments and modifications of this Agreement or of the instruments described in Subsection 10.1(a) which may be required or deemed desirable by the Managing Member to effectuate the provisions of any part of this Agreement, and, by way of extension and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Company; and

                  (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Company, to the extent such dissolution and termination is authorized hereby. The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Members to approve certain amendments to this Agreement pursuant to Subsection 9.1 or be used in any other manner inconsistent with the status of the Company as a limited liability company or inconsistent with the provisions of this Agreement.

          Section 10.2. Survival of Power. It is expressly intended by each Member that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, retirement or adjudication of incompetency of such Member. The foregoing power of attorney shall survive the delivery of an assignment by the Member of its entire interest in the Company, except that where an assignee of such entire interest has become a Substitute Member, then the foregoing power of attorney of the assignor Member shall survive the delivery of such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                   ARTICLE XI

                              SEPARATE LEGAL ENTITY
                              ---------------------

          Section 11.1. Separate Legal Entity. The Company shall not commingle any of its funds or other assets with the funds or assets of any other entity or person. The Company shall maintain its financial and accounting books and records separate from those of any other entity or person. The Company shall pay from its assets all obligations and indebtedness of any kind incurred by the Company, and shall not pay from its assets any obligations or indebtedness of any other entity or person, other than expenses, obligations or indebtedness of any New Trust or any trustee of any of the foregoing with respect thereto.

                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

          Section 12.1. Method of Giving Consent. Any consent of the Member required by this Agreement may be given by a written consent, given by the consenting Member and received by the Person soliciting such consent. Any consent of a member of the Board of Director's required by this Agreement may be given by a written consent given by the consenting member of the Board of Directors and received by the Person soliciting such consent.

          Section 12.2. Governing Law. This Agreement and the rights and duties of the Members shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

          Section 12.3. Agreement for Further Execution. At any time or times upon the request of the Managing Member, each Member agrees to sign and swear to any certificate, any amendment to or cancellation of such certificate, acknowledge similar certificates or affidavits or certificates of fictitious firm name or the like (and any amendments or cancellations thereof) required by the laws of the State of Delaware, or any other jurisdiction in which the Company does, or proposes to do, business. This Section 12.3 shall not prejudice or affect the rights of the Members to approve amendments to this Agreement pursuant to Section 9.1.

          Section 12.4. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed.

          Section 12.5. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

          Section 12.6. Notices. Notices to Members or to the Company shall be deemed to have been given when personally delivered or mailed, by prepaid registered or certified mail, addressed as set forth in this Agreement, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

         Section 12.7. Counterparts. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

         Section 12.8. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

         Section 12.9. Titles and Captions. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                            WORLD OMNI FINANCIAL CORP.

                                            By: /s/ Patrick C. Ossenbeck
                                               ---------------------------------
                                                    Name:  Patrick C. Ossenbeck
                                                    Title: Assistant Treasurer


                                            WODFI LLC

                                            By : World Omni Financial Corp.,
                                                     its sole member

                                            By: /s/ Patrick C. Ossenbeck
                                               ---------------------------------
                                                  Name:  Patrick C. Ossenbeck
                                                  Title: Assistant Treasurer

                                            INDEPENDENT DIRECTOR


                                            By: /s/ Jeffrey B. Shapiro
                                               ---------------------------------
                                                     Jeffrey B. Shapiro


                                            INDEPENDENT DIRECTOR


                                            By: /s/ Christopher C. Wheeler
                                               ---------------------------------
                                                     Christopher C. Wheeler

                                            SPRINGING MEMBER

                                            WORLD OMNI RECEIVABLES, INC.


                                            By: /s/ Brick A. Toifel
                                               ---------------------------------
                                                     Brick A. Toifel
                                                     President